NUMBER

PG

SHARES

PROGRESSIVE® GAMING

INTERNATIONAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

CUSIP 74332S 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

is the registered holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.10 PER SHARE, OF

Progressive Gaming International Corporation, transferable on the books of the Company by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are subject to all of the terms, conditions and limitations of the Articles of Incorporation and all amendments thereto and the By-laws of the Company, to all of which the holder of this certificate assents by acceptance hereof. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
U.S. STOCK TRANSFER CORPORATION
TRANSFER AGENT
AND REGISTRAR,

By

AUTHORIZED SIGNATURE

MIDWEST BANK NOTE CO.